United States
Securities and Exchange Commission
Washington, D.C. 20549

________________

SCHEDULE 14A
________________

Proxy Statement Pursuant To Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

COHBAR, INC.

(Name of Registrant as Specified in Its Charter)

______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:

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COHBAR, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of CohBar, Inc.:

The annual meeting of stockholders of CohBar, Inc. (the “Company,” “CohBar,” “we,” “us” or “our”) will be held on June 16, 2021, at 10:30 a.m. Pacific Time (the “Annual Meeting”). The Annual Meeting will be a completely virtual meeting of stockholders. You will not be able to attend the Annual Meeting in person. To participate, vote or submit questions during the Annual Meeting via live webcast, please visit http://www.virtualshareholdermeeting.com/CWBR2021.

The Annual Meeting will be held for the following purposes:

1.      To elect a Board of Directors, consisting of eight (8) members, to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2.      To ratify the Audit Committee’s appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021;

3.      To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the proxy statement;

4.      To approve, on a non-binding advisory basis, the frequency with which stockholders will make an advisory vote, whether once a year, once every two years, or once every three years, regarding the compensation paid to our named executive officers as disclosed in the proxy statement; and

5.      To consider and act upon any other matter which may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders who held their shares at the close of business on April 21, 2021, the record date, are entitled to notice of and to vote during the Annual Meeting or any adjournment or postponement thereof.

Whether or not you plan to participate in the Annual Meeting, please complete, date, sign and return the enclosed proxy card, as promptly as possible in order to ensure your vote is counted at the Annual Meeting. Alternatively, you may vote over the telephone or on the Internet as further instructed in these materials. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

Important Notice Regarding the Proxy Materials for the Annual Meeting on June 16, 2021 at 10:30 a.m. Pacific Time is available at http://www.virtualshareholdermeeting.com/CWBR2021.

The proxy statement and annual report to stockholders are available at www.proxyvote.com.

By Order of the Board of Directors,

Jeffrey F. Biunno Secretary

Menlo Park, CA
April 30, 2021

You are cordially invited to participate in the meeting. Whether or not you expect to participate in the meeting, please vote over the internet or by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card, as promptly as possible in order to ensure your representation at the meeting. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. Even if you have voted by proxy, you may still vote during the meeting if you participate in the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

2021 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

i

COHBAR, INC.
1455 Adams Drive, Suite 2050
Menlo Park, CA 94025

PROXY STATEMENT

The Board of Directors (the “Board” or “Board of Directors”) of CohBar, Inc. (the “Company”) has made these proxy materials available to you on the Internet and has delivered these proxy materials to you in connection with the solicitation of proxies by the Company for use at the 2021 Annual Meeting (the “Annual Meeting”). The Annual Meeting will be a virtual meeting, conducted via live webcast on the Internet at http://www.virtualshareholdermeeting.com/CWBR2021 on Tuesday, June 16, 2021, at 10:30 a.m. Pacific Time, or at any adjournment or postponement thereof, for the purposes stated herein. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by accessing the meeting link and entering your 16-digit control number located on your proxy card.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed form of proxy because our Board of Directors (sometimes referred to as the “Board”) is soliciting your proxy to vote at the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to participate in the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the internet.

We intend to mail these proxy materials on or about April 30, 2021.

Participating in the Annual Meeting

We will be hosting the Annual Meeting live via Internet webcast. You will not be able to attend the meeting in person. A summary of the information you need to participate in the Annual Meeting online is provided below:

•        Any stockholder may listen to the Annual Meeting and participate live via webcast at http://www.virtualshareholdermeeting.com/CWBR2021. The webcast will begin at 10:30 a.m. Pacific Time on June 16, 2021.

•        Stockholders may vote and submit questions during the Annual Meeting via live webcast.

•        To enter the meeting, please have your 16-digit control number which is available on your proxy card. If you do not have your 16-digit control number, you will be able to listen to the meeting only, and you will not be able to vote or submit questions during the meeting.

•        Instructions on how to connect to and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at http://www.virtualshareholdermeeting.com/CWBR2021.

Voting Rights and Outstanding Shares

Only stockholders of record as of the close of business on April 21, 2021, the record date, are entitled to notice of and to vote at the Annual Meeting. On the record date, 61,788,325 shares of our common stock were issued, outstanding and entitled to vote. Each share of our common stock that you own entitles you to one vote on all matters to be voted upon at the Annual Meeting. We do not have cumulative voting rights for the election of directors. We will have a quorum to conduct the business of the Annual Meeting if the holders of one third of the outstanding shares of our common stock entitled to vote are present themselves or by proxy. Abstentions and broker non-votes (i.e., shares of common stock held by a broker, bank or other nominee that are represented at the meeting, but that the broker, bank or other nominee is not empowered to vote on a particular proposal) will be counted in determining whether a quorum is present at the meeting.

Can I attend the Annual Meeting in person?

We will be hosting the Annual Meeting via live webcast on the Internet. You will not be able to attend the Annual Meeting in person. The webcast will start at 10:30 a.m. Pacific Time, on June 16, 2021. Stockholders may vote and submit questions while connected to the Annual Meeting on the Internet. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at http://www.virtualshareholdermeeting.com/CWBR2021.

What do I need in order to be able to participate in the Annual Meeting online?

You will need the 16-digit control number included on your proxy card in order to be able to vote your shares or submit questions during the meeting. Instructions on how to connect and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at http://www.virtualshareholdermeeting.com/CWBR2021. If you do not have your 16-digit control number, you will be able to listen to the meeting only, and you will not be able to vote or submit questions during the meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 21, 2021, will be entitled to vote at the Annual Meeting. On the record date, there were 61,788,325 shares of our common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 21, 2021, your shares were registered directly in your name with our transfer agent, AST Trust Company (Canada) (“AST”), then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to participate in the Annual Meeting online, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 21, 2021, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent.

For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available upon request by any stockholder for any purpose germane to the meeting. Requests should be sent to: CohBar, Inc., c/o Secretary at 1455 Adams Drive, Suite 2050, Menlo Park, CA 94025.

The stockholder list will also be available during the virtual meeting via the Internet at http://www.virtualshareholdermeeting.com/CWBR2021.

What am I voting on?

There are four matters scheduled for a vote:

1.      Proposal 1:    The election of the Board of Directors, consisting of eight (8) members, to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2.      Proposal 2:    The ratification of the Audit Committee’s appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021;

3.      Proposal 3:    The approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement (“Say-on-Pay”);

4.      Proposal 4:    The approval, on a non-binding advisory basis, of the frequency with which stockholders will make an advisory vote, whether once a year, once every two years, or once every three years, regarding the compensation paid to our named executive officers as disclosed in this proxy statement (“Say-on-Frequency”); and

5.      To consider and act upon any other matter which may properly come before the annual meeting or any adjournment thereof.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For the election of directors, you may either vote “For” all nominees or you may “Withhold” your vote for any nominee you specify. For the ratification of the appointment of Marcum LLP as our independent registered public accounting firm and Say-on-Pay you may vote “For” or “Against” or you may abstain from voting. For Say-on-Frequency, you may vote “Every One Year”, “Every Two Years”, “Every Three Years” or you may abstain from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting or vote by proxy using the enclosed proxy card. Alternatively, you may vote by proxy either by telephone or on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote even if you have already voted by proxy.

•        To vote by telephone, dial toll-free 1-800-690-6903 using a telephone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 15, 2021, to be counted.

•        To vote on the Internet, go to www.proxyvote.com and follow the instructions to complete an electronic proxy card. You will be asked to provide the control number from the enclosed proxy card. Your Internet vote must be received by 11:59 p.m. Eastern Time on June 15, 2021, to be counted.

•        To vote using the proxy card, simply complete, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•        To vote during the Annual Meeting, follow the instructions posted at http://www.virtualshareholdermeeting.com/CWBR2021.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction form to your respective broker or nominee to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 21, 2021.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” Proposal No. 1, the election of all nominees for Director, “For” Proposal No. 2, to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, “For” Proposal No. 3, to approve, on a non-binding advisory basis, the compensation of our named executive officers, and for Proposal No. 4, to hold future non-binding advisory votes on the compensation paid to our named executive officers every “Three Years.” If you do not return the proxy card, your shares will not be voted and will not be deemed present for the purpose of determining whether a quorum exists.

Who is paying for this proxy solicitation?

The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of our common stock, will be borne by us. Our directors, officers and regular employees may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each proxy card in the proxy materials to ensure that all of your shares are voted.

What does it mean if multiple members of my household are stockholders, but we only received one set of proxy materials in the mail?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single notice or set of proxy materials addressed to those stockholders, unless an affected stockholder has provided contrary instructions. This practice, known as “householding,” helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment.

Once you have elected householding of your communications, householding will continue until you are notified otherwise or until you revoke your consent, which may be done at any time by contacting your bank or broker, or, if you are a registered holder, by contacting the Corporate Secretary. Additionally, upon request, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which a single copy was delivered. To receive a separate copy of the proxy materials, you may reach our Secretary by writing to CohBar, Inc., 1455 Adams Drive, Suite 2050, Menlo Park, CA 94025.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•        You may submit another properly completed proxy card with a later date.

•        You may grant a subsequent proxy by telephone or through the Internet.

•        You may send a timely written notice that you are revoking your proxy to our Secretary at 1455 Adams Drive, Suite 2050, Menlo Park, CA 94025. To be timely, a written notice revoking your proxy must be received by June 16, 2021, prior to the closing of polls for the Annual Meeting.

•        You may vote during the Annual Meeting, which will be hosted via the Internet.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for the 2022 Annual Meeting of Stockholders?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 27, 2021, to the attention of our Secretary at CohBar, Inc., 1455 Adams Drive, Suite 2050, Menlo Park, CA 94025. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any stockholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If you wish to submit a proposal (including a director nomination) at the 2022 Annual Meeting of Stockholders that is not to be otherwise included in next year’s proxy materials, your written request must be received by our Secretary between February 16, 2022 and March 18, 2022. You are also advised to review our Amended and Restated Bylaws (“Bylaws”), which contain additional requirements about advance notice of stockholder proposals and director nominations.

What happens when an entity holds my shares?

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), that nominee will provide you with a voting instruction form. Please follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of various national and regional securities exchanges, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Ratification of the appointment of auditors and adjournment of the meeting are considered “routine” matters. Accordingly, your broker or nominee may not vote your shares on the election of the nominees for director, the advisory vote on named executive officer compensation, or the advisory vote on the frequency of future non-binding advisory votes on named executive officer compensation without your instructions, but may vote your shares on the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 without your instructions. On non-routine items for which you do not give instructions to your broker, bank or other agent, which include the election of directors, advisory vote on named executive officer compensation and the advisory vote on the frequency of future non-binding advisory votes on named executive officer compensation, the shares will be treated as “broker non-votes.”

How many votes are needed to approve each proposal?

•        The eight (8) nominees receiving the most “For” votes from the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome. Abstentions and broker non-votes will be counted for quorum purposes, but will not be considered votes cast and will not affect the outcome.

•        The ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 will be approved if a majority of votes cast by holders of shares present at the Annual Meeting or represented by proxy and entitled to vote are voted “For” the proposal. If you “Abstain” from voting, it will not affect the outcome of the vote. No broker non-votes are expected to exist with respect to his proposal.

•        The approval of Say-on-Pay must receive “For” votes from a majority of votes cast by holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter. Abstentions and broker non-votes will not affect the outcome of the vote.

•        The approval of Say-on-Frequency will be determined by the time period frequency receiving the highest number of votes. Abstentions and broker non-votes will not affect the outcome of the vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding one-third of the outstanding shares entitled to vote are present at the meeting or represented by proxy. On the record date, there were 61,788,325 shares outstanding and entitled to vote. Thus, the holders of at least 20,390,147 shares must be present or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the meeting may be adjourned to a later date.

How will the proxies vote on any other business brought up at the meeting?

By submitting your proxy card, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the meeting. We do not know of any other business to be considered at the meeting.

The proxies’ authority to vote according to their judgment applies only to shares you own as the stockholder of record.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the Internet?

The proxy statement and annual report to stockholders are available at
http://www.virtualshareholdermeeting.com/CWBR2021.

How can I communicate with CohBar’s Board of Directors?

Stockholders may communicate with our Board of Directors by sending a letter addressed to the Board of Directors, all independent directors or specified individual directors to: CohBar, Inc., c/o Corporate Secretary at 1455 Adams Drive, Suite 2050, Menlo Park, California 94025. All communications will be compiled by the Secretary and submitted to the Board of Directors or the specified directors on a periodic basis.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

According to our Bylaws, our Board shall be comprised of such number of directors, not less than one (1), as may be established by the Board from time to time. The Board has fixed the authorized number of our directors at eight (8). Jon Stern is not standing for re-election.

At our Annual Meeting, our stockholders will elect a board consisting of eight (8) directors to serve until our 2022 annual meeting or until their respective successors are elected and qualified. Our Board has nominated the individuals listed below to serve on our Board. As of the date of the Annual Meeting, all of the nominees, except for John Amatruda, will be members of our Board. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, our Board may provide for a lesser number of directors or designate a substitute. If our Board designates a substitute, the proxy holders will have the discretionary authority to vote for the substitute. Proxies may not be voted for more than eight (8) nominees.

Our Board unanimously recommends that you vote FOR each of the following nominees for election as director:

David Greenwood, 69, joined our Board in April 2019 and was appointed as chairman in April 2021. Mr. Greenwood served on the board of directors of Corium International, Inc. (“Corium”), a commercial biopharmaceutical company, from December 2010 to November 2018. He also served as chairman of Corium’s board of directors from December 2014 to November 2018, and as the executive chairman of its board of directors from June 2012 to December 2016. He is the former president, chief executive officer, chief financial officer and director of Geron Corporation, a biotechnology company in the fields of regenerative medicine and cancer, where he worked from 1995 until December 2011. He was previously chairman of the board of directors of Geron’s wholly-owned subsidiary, Geron Bio-Med Limited, chairman of the board of directors of Geron’s majority-owned subsidiary, TA Therapeutics, Ltd., and on the board of directors of ViaGen, Inc., Clone International and Parnell Pharmaceuticals Holdings Ltd. He also served on the Board of Regents for Pacific Lutheran University. From 1979 to 1995, Mr. Greenwood held various positions with J.P. Morgan Chase & Co., an international banking firm. Mr. Greenwood received his bachelor’s degree from Pacific Lutheran University and his M.B.A. from Harvard Business School. Our Board believes that Mr. Greenwood’s financial and business expertise in the biopharmaceutical industry qualify him to serve as a member of our Board.

Dr. John Amatruda, 76, previously served as a member of our Board from December 2017 to June 2020 and is standing for election to re-join our Board. Dr. Amatruda, a CohBar co-founder, has over 25 years of experience as a senior pharmaceutical research executive and scientific consultant, together with over 40 years of experience in the practice and teaching of medicine. He currently sits on the board of directors of four biotechnology companies (Prosciento, Spotlight, Continuum, and Fractyl), and is a member of the scientific advisory boards of eight biotechnology companies. He has also been a consultant and scientific advisor to more than 20 additional biotechnology and leading pharmaceutical companies since 2009. As Senior Vice President and Franchise Head for Diabetes and Obesity at Merck Research Laboratories until 2009, Dr. Amatruda had end-to-end responsibility for drug compounds from target discovery to patent expiration, including basic research, experimental medicine, clinical development, external alliances and licensing. Prior to being named Franchise Head, Dr. Amatruda led drug development groups at Merck for diabetes, obesity, atherosclerosis and cardiovascular disease. Prior to joining Merck, Dr. Amatruda was Vice President and Therapeutic Area Head for Metabolic Disorders Research at Bayer Corporation for ten years, where he assisted in the approval of Acarbose, and led the discovery and advancement of several compounds into clinical development. Dr. Amatruda has also had a successful career in academic medicine, formerly as a Professor of Medicine at the University of Rochester School of Medicine, where he was head of the Clinical Research Center and a Principal Investigator on several NIH funded research projects; and currently as an Adjunct Professor of Medicine at Yale University School of Medicine. In addition, Dr. Amatruda has co-authored over 160 publications, many of which have been published in leading peer-reviewed journals, and has served as a reviewer for several journals. Dr. Amatruda was educated at Yale University and The Medical College of Wisconsin, and completed his internship and residency in internal medicine and fellowship in endocrinology and metabolism at The Johns Hopkins Hospital. Dr. Amatruda’s expertise as a physician and his extensive experience with clinical development, strategic partnering and commercialization gained as a pharmaceutical executive make him a valuable contributor to our board of directors.

Dr. Nir Barzilai, 65, co-founded our Company in 2007 and has served as a member of our Board of Directors since our conversion to a Delaware corporation in 2009. Dr. Barzilai is the director of the Institute for Aging Research at the Albert Einstein College of Medicine of Yeshiva University, where he also holds the Ingeborg and Ira Leon Rennert Chair of Aging Research, is a professor in the Departments of Medicine and Genetics and a member of the Diabetes Research Center. Dr. Barzilai is also director of the Paul F. Glenn Center for the Biology of Human Aging Research and of the National Institutes of Health’s (“NIH”) Nathan Shock Centers of Excellence in the Basic Biology of Aging. Dr. Barzilai has received numerous awards, including the Beeson Fellow for Aging Research, the Ellison Medical Foundation Senior Scholar in Aging Award, the Paul F. Glenn Foundation Award, the NIA Nathan Shock Award, the 2010 Irving S. Wright Award of Distinction in Aging Research and the AFAR Wright Award. Dr. Barzilai’s leadership in gerontology research and his experience overseeing numerous research programs related to diseases of aging and mitochondrial biology makes him an important contributor to our Board of Directors.

Dr. Pinchas Cohen, 63, co-founded our Company in 2007 and has served as a member of our Board of Directors since our conversion to a Delaware corporation in 2009. He served as our President from 2009 until 2013. Since April 2012, Dr. Cohen has served as dean of the Davis School of Gerontology at the University of Southern California. He holds the William and Sylvia Kugel Dean’s Chair in Gerontology and acts as executive director of the Ethel Percy Andrus Gerontology Center. Dr. Cohen was affiliated with the University of California, Los Angeles School of Medicine, where he was a member of the faculty until 2012. At the UCLA Mattel Children’s Hospital Dr. Cohen served as director of endocrine/diabetes research and training (from 1999 until 2012), chief of endocrinology and diabetes (from 2001 until 2012) and as vice chair of research (from 2011 until 2012). Dr. Cohen was also co-director of the UCSD-UCLA Diabetes and Endocrinology Research Center from 2007 until 2012. Dr. Cohen has received several awards for his work in the field of aging and the discovery of mitochondrial-derived peptides, including a National Institute of Aging EUREKA Award, the National Institutes of Health Director’s Transformative Research Award and the Glenn Award for Research in Biological Mechanisms of Aging and the AFAR Wright Award. He serves on the boards of several professional journals and societies, including the American Federation for Aging Research and the Growth Hormone Research Society. Our Board of Directors believes that Dr. Cohen’s leadership in gerontology research and his experience overseeing numerous research programs related to diseases of aging and mitochondrial biology makes him an important contributor to our Board of Directors.

Albion J. Fitzgerald, 72, has served as a member of our Board of Directors since May 2014 and served as chairman from July 2014 to April 2021. Mr. Fitzgerald previously served as chief executive officer and chairman of the board of directors of ManageIQ, Inc., a provider of global cloud IT systems management solutions. Mr. Fitzgerald was appointed as a director of ManageIQ in 2007, and served as strategic consultant to the Company from 2007 until April 2012, and as chief executive officer and chairman of the board of directors from April 2012 until its acquisition by Red Hat, Inc. in December 2012. In 1992 Mr. Fitzgerald co-founded Novadigm, Inc., an international provider of IT systems management solutions to Fortune 500 companies and government agencies with customers in 26 countries, where he invented a cybernetic genome translated from biological models for the autonomic management of global-scale IT networks. He served as its chairman and chief technology officer from 1992 and chief executive officer from 1995 until its acquisition by Hewlett Packard in 2004. Prior to Novadigm, Mr. Fitzgerald founded and served as chief executive officer of Telemetrix, Inc., a provider of enterprise IT systems and network management solutions to Fortune 500 companies. From 1980 to 1989, Mr. Fitzgerald was a strategic technology consultant to New York University responsible for architecting, building and managing the university’s computer center and campus-wide multi-media network. Mr. Fitzgerald began his technology career at IBM in 1966. Our Board of Directors believes that Mr. Fitzgerald’s extensive experience in founding, funding and building emerging technology companies, the depth of his technology and business expertise, and his relevant experience as a director and officer of a publicly-traded enterprise software company make him a valuable contributor to our Board of Directors.

Dr. Phyllis Gardner, 70, joined our Board in February 2019. Dr. Gardner has over 35 years of experience in the medical industry and academia. Dr. Gardner is currently a tenured professor at the School of Medicine at Stanford University, where she has served in various positions since 1984, and is a member of the board of directors of the Harvard Medical School of Fellows and Advisory Council on Education. Dr. Gardner has served as a director of Revance Therapeutics, Inc. (NASDAQ: RVNC), a biotechnology company, since December 2008, and previously served on the board of directors of Corium International, Inc., a biopharmaceutical company formerly listed on NASDAQ, from November 2007 to November 2018. From September 2014 to September 2015, Dr. Gardner served as a director of Parnell Pharmaceuticals Holdings Ltd. (OTCMKTS: PARNF). From 1999 to 2014, Dr. Gardner served as an adjunct partner, then partner at Essex Woodlands Health Ventures, a healthcare growth equity and venture capital firm. She also served as an independent director of various biopharmaceutical companies from 1998 to 2005. From 1994 to 1998, Dr. Gardner served as strategist and then vice president of research and head of the technology institute of Alza Corporation. Dr. Gardner’s research has centered on cardiac arrhythmias, ion channel biophysiology, cell biology, cystic fibrosis pathogenesis, gene therapy and diagnosis, and her clinical work has concentrated on medicine and cardiology. Dr. Gardner received her bachelor’s degree in biology from the University of Illinois and her M.D. from Harvard Medical School. Dr. Gardner’s industry and private equity experience, together with her experience serving on other healthcare companies’ boards, make her an important contributor to our Board.

Misha Petkevich, 72, joined our Board in October 2019. Mr. Petkevich has more than 30 years of financial and investment experience in biotechnology and investment banking. Since 2015, Mr. Petkevich has been the Chief Investment Officer of V2M Capital, an investment firm funding life science companies. He currently serves on the board of directors of HingeBio, Inc., a biotechnology company developing bispecific and multispecific antibodies.  In 2005, he co-founded BladeRock Capital, LLC, an investment firm specializing in life science companies. Prior to founding BladeRock Capital, Mr. Petkevich founded The Petkevich Group, a biotechnology advisory firm, where he was Chairman and Chief Executive Officer from 1998 to 2005. Between 1989 and 1997, Mr. Petkevich served as Managing Director, as well as Head of Healthcare and Investment Banking at Robertson Stephens & Co.  Mr. Petkevich began his career at Hambrecht & Quist, an investment bank, where he served as a Principal, Head of Healthcare Banking and as a biotechnology analyst covering Genentech, Chiron and others. Mr. Petkevich received his bachelor’s degree from Harvard University and his DPhil from the University of Oxford. Mr. Petkevich’s industry, investment and financial advisory experience make him an important contributor to our Board.

Dr. Joseph J. Sarret, 53, joined CohBar as Chief Executive Officer and a member of our Board in May 2021. From April 2015 to June 2019, Dr. Sarret served as Chief Business Officer of Corium International, Inc., a commercial-stage biopharmaceutical company. Prior to that, Dr. Sarret served as Senior Vice President, Strategic Accounts at Solazyme, Inc., a renewable oils company, from March 2014 to December 2014. From June 2013 to December 2013, Dr. Sarret served as Chief Executive Officer and a member of the board of directors of Sevident, Inc., a biotechnology company. From August 2005 to August 2012, Dr. Sarret served in various roles at Codexis, Inc., a biotechnology company, including as Senior Vice President, Chief Business Officer, and President, Pharmaceutical Services and Enzyme Products. Prior to Codexis, Dr. Sarret practiced corporate and transactional law with Latham & Watkins, LLP, and served as Attending Physician and Acting Medical Director for the HIV Clinic at the University of California, San Francisco Medical Center. Dr. Sarret received his bachelor’s degree from Stanford University, his M.D. from the University of California, San Francisco School of Medicine, and a J.D. from Stanford Law School. Dr. Sarret’s industry experience make him an important contributor to our Board.

No family relationships exist among any of the directors or executive officers. No arrangement or understanding exists between any director or executive officer and any other person pursuant to which any such director or executive officer was selected as a director or executive officer of CohBar, respectively.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Our Board oversees our overall performance on behalf of our stockholders. Members of our Board stay informed of our business through discussions with our Chief Executive Officer (“CEO”) and other members of our executive team, by reviewing materials provided to them, and by participating in regularly scheduled Board and committee meetings.

Corporate Governance

Our Board is elected by our stockholders to govern the Company’s business and affairs. Our Board selects our senior management team, which is charged with conducting our business. Having selected our senior management team, our Board acts as an advisor to senior management, monitors their performance, and provides input on the Company’s strategies, financial objectives and operating plans.

Our Board has determined that each of our current non-employee directors and nominees qualify as an “independent director” under the applicable rules of the SEC and the Nasdaq Capital Market, and that each such person is free of any relationship that would interfere with the individual exercise of independent judgment.

Our Board is responsible for the orientation and education of new members of the Board and all new directors are provided with copies of our policies. Prior to joining the Board, each new director will meet with our Chairman and CEO. Our Chairman and CEO are responsible for outlining our business and prospects, both positive and negative, with a view to ensuring that the new director is properly informed to commence his or her duties as a director. Each new director is also given the opportunity to meet with our auditors and counsel. As part of its annual self-assessment process, our Board determines whether any additional education and training is required for Board members. Currently, our Governance and Nominating Committee is responsible for annually evaluating and reporting to our Board on the performance and effectiveness of the Board as a whole and its committees.

Our Board met five times in 2020, and all of our directors attended the meetings. All directors also attended our 2020 annual meeting of stockholders. In addition, our Board maintained oversight of the Company’s business and operations through frequent review, consideration and discussion of matters affecting the Company outside of formal Board meetings and acted by unanimous written consent to approve corporate actions on several occasions during 2020. Currently, we do not have a policy requiring our Board members’ attendance at the annual meetings of our stockholders.

Committees of the Board

Our Board currently has four standing committees: an Audit Committee, a Compensation Committee, a Governance and Nominating Committee and a Science Committee. Each committee is governed by a written charter that may be amended by our Board at any time. The full text of each committee charter is available on our website located at www.cohbar.com or in print to any interested party who requests it. Requests should be sent to the Corporate Secretary at the address provided on page 1 of this proxy statement.

The Audit Committee

Our Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, currently consists of Misha Petkevich, Albion J. Fitzgerald and David Greenwood. Mr. Petkevich currently serves as the chairperson of the Audit Committee.

Our Board evaluated the independence and qualification of our current directors to serve on our Audit Committee based on applicable rules of the SEC and the Nasdaq Capital Market, and determined that Messrs. Petkevich, Fitzgerald and Greenwood are each independent as defined by the standards applicable to audit committee members. Our Board of Directors has also determined that each of the committee members meets the requirements of financial literacy under SEC rules and the requirements of the Nasdaq Capital Market, and that Mr. Greenwood meets the requirements for designation as an “audit committee financial expert,” as defined under SEC rules.

Each member of our Audit Committee has experience and/or an educational background that is relevant to the performance of his duties as an Audit Committee member. Mr. Fitzgerald has gained experience relevant to performance of his Audit Committee duties in high level executive roles, including service as director and chief executive officer of both private and publicly-traded enterprise software companies. Mr. Petkevich has experience relevant to his role on the audit committee based on his service on the board of directors of a number of biotechnology companies and his career as an investment banker and securities analyst.

In fulfilling the duties outlined in its charter, the Audit Committee, among other things, is responsible for:

•        selecting and hiring our independent registered public accountants, and approving the audit and non-audit services to be performed by such firm;

•        evaluating the qualifications, performance and independence of our independent registered public accountants;

•        monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•        reviewing the adequacy and effectiveness of our internal control policies and procedures;

•        discussing the scope and results of the audit and interim reviews as well as operating results with management and the independent registered public accountants;

•        preparing the audit committee report that the SEC requires in our annual proxy statement; and

•        reviewing the fees paid by us to our independent registered public accountants in respect of audit and non-audit services on an annual basis.

Our Audit Committee met five times during 2020, and all of the then-serving members of the Audit Committee attended each of those meetings. A copy of the full text of the Audit Committee Charter can be found on our website at www.cohbar.com.

The Compensation Committee

Our Compensation Committee currently comprises three independent directors, David Greenwood, Albion Fitzgerald and Misha Petkevich. Mr. Greenwood currently serves as the chairperson of the Compensation Committee. In fulfilling the duties outlined in its charter, the Compensation Committee, among other things, is responsible for:

•        reviewing and approving compensation of our executive officers, including annual base salary, annual incentive bonuses, specific goals, equity compensation, employment agreements, severance and change in control arrangements, and any other benefits, compensations or arrangements;

•        reviewing and recommending compensation goals, bonus and stock compensation criteria for our employees;

•        preparing the compensation committee report as may be required by the SEC to be included in our annual proxy statement; and

•        administering, reviewing and making recommendations with respect to our equity compensation plans.

Our Compensation Committee met eight times during 2020, and all of the then-serving members attended each of those meetings. A copy of the full text of the Compensation Committee Charter can be found on our website at www.cohbar.com.

The Governance and Nominating Committee

Our Governance and Nominating Committee currently comprises three independent directors, Phyllis Gardner, Nir Barzilai and Albion Fitzgerald. Dr. Gardner currently serves as the chairperson of the Governance and Nominating Committee. In fulfilling the duties outlined in its charter, the Governance and Nominating Committee, among other things, is responsible for:

•        assisting our Board of Directors in identifying, interviewing and recruiting prospective director nominees;

•        recommending director nominees;

•        establishing and reviewing on an annual basis a process for identifying and evaluating nominees for our Board of Directors;

•        annually evaluating and reporting to our Board of Directors on the performance and effectiveness of the Board of Directors;

•        recommending members for each Board committee of our Board of Directors; and

•        annually presenting a list of individuals recommended for nomination for election to our Board of Directors at the annual meeting of our stockholders.

The Governance and Nominating Committee will consider recommendations for directorships submitted by stockholders. Stockholders who wish the Governance and Nominating Committee to consider their directorship recommendations should submit their recommendations in writing to CohBar, Inc., 1455 Adams Drive, Suite 2050, Menlo Park, CA 94025, Attn: Chairman of Governance and Nominating Committee. Recommendations by stockholders that are made in accordance with these procedures will receive the same consideration given to nominations made by the Governance and Nominating Committee.

Nominees may be suggested by directors, members of management, stockholders or, in some cases, by a third-party firm. In identifying and considering candidates for nomination to the Board, the Governance and Nominating Committee considers a candidate’s quality of experience, the needs of the Company and the range of talent and experience represented on its Board. In evaluating particular candidates, the committee will review the nominee’s personal and professional integrity, judgment, experience and ability to serve the long-term interest of the stockholders. The committee will also take into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities. The committee considers matters of diversity, including gender, race and national origin, education, professional experience and differences in viewpoints and skills. While the Governance and Nominating Committee does not have a formal policy with respect to diversity, both the Board and the committee believe that it is essential that Board members represent a diverse range of experience, expertise and viewpoints.

Our Governance and Nominating Committee met one time during 2020, and all of the then-serving members attended the meeting.

A full copy of the Governance and Nominating Committee Charter can be found on our website at www.cohbar.com.

The Science Committee

Our Science Committee currently comprises three independent directors, Nir Barzilai, Pinchas Cohen and Phyllis Gardner. Drs. Barzilai and Cohen currently serve as the co-chairpersons of the Science Committee. In fulfilling the duties outlined in its charter, the Science Committee, among other things, is responsible for:

•        reviewing, evaluating and advising the Board and management regarding the long-term strategic goals and objectives and the quality and direction of the Company’s research and development programs;

•        monitoring and evaluating trends in research and development, and recommending to the Board and management opportunities to build the Company’s research and development capabilities and enhance its competitiveness;

•        recommending approaches to acquiring and maintaining technology positions (including but not limited to contracts, grants, collaborative efforts, alliances, and partnerships) and advising the Board and management on the scientific aspects of business development transactions;

•        regularly review the Company’s research and development pipeline;

•        assist the Board with its oversight responsibility for enterprise risk management in areas affecting the Company’s research and development; and

•        review such other topics as are delegated to the Committee from time to time by the Board.

Our Science Committee met four times during 2020, and all of the then-serving members attended each of those meetings. A copy of the full text of the Science Committee Charter can be found on our website at www.cohbar.com.

Communication with Directors

All stockholders may send correspondence to our Board or to any individual director at the following address: CohBar, Inc., 1455 Adams Drive, Suite 2050, Menlo Park, CA, 94025.

Historically, we have not provided a formal process related to stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board of Directors has been excellent. Nevertheless, the Governance and Nominating Committee will consider from time to time the adoption of a formal process for stockholder communications with the Board of Directors and, if adopted, publish it promptly and post it to our website.

Your communications should indicate that you are a stockholder of CohBar. Depending on the subject matter, we will either forward the communication to the director or directors to whom it is addressed, attempt to handle the inquiry directly, or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. Correspondence marked confidential will not be opened prior to forwarding to the Board or any individual director.

Code of Ethics and Business Conduct

The Board of Directors encourages and promotes a culture of ethical business conduct through communication and supervision as part of their overall stewardship responsibility. Our Board of Directors adopted a code of ethics and business conduct applicable to all of our employees, including our executive officers and directors, and those employees responsible for financial reporting. Our code of ethics and business conduct establishes procedures that allow our directors, officers and employees to confidentially submit their concerns regarding questionable ethical, moral, accounting or auditing matters, without fear of retaliation. The code of business conduct and ethics is available on our website at www.cohbar.com. We expect that, to the extent required by law, any amendments to the code, or any waivers of its requirements, will be disclosed on our website and in mandatory filings.

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted a written policy stating that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of the independent members of our Board of Directors. Under this policy, any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and pursuant to which such person would have a direct or indirect interest must first be presented to the independent members of our Board of Directors for review, consideration and approval. In approving or rejecting any such proposal, the independent members of our Board of Directors are to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Certain Relationships and Transactions with Related Persons

In addition to the compensation arrangements discussed below in the section entitled “Employment Agreements”, the following is a description of each transaction since January 1, 2020 and each currently proposed transaction in which:

•        we have been or are to be a participant;

•        the amount involved exceeded or exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets as of the fiscal years ended December 31, 2020 and 2019; and

•        any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals had or will have a direct or indirect material interest.

Public Offering

In August 2020, we completed an underwritten public offering of our securities (the “August Offering”) pursuant to which we sold 12,300,000 shares of our common stock and warrants to purchase 10,608,750 shares of common stock for proceeds of $13,655,531, net of commissions and professional fees of $1,368,919. The warrants issued in the August Offering were immediately exercisable and have a term of five years and a per share exercise price of $1.44. Certain of our directors participated in the August Offering. The number of shares of our common stock and warrants that certain of our directors purchased and the aggregate purchase price paid is set forth in the table below

Name of Related Party	Shares of Common Stock (#)	Warrants (#)	Total Purchase Price ($)
V2M Life Sciences L.P.(1)	204,918	153,688	$250,000
Jon Stern	8,169	6,127	$9,966

____________

(1)      Mr. Petkevich is a General Partner of V2M Life Sciences L.P. (“V2M”).

Private Offering

In December 2020, we completed a private offering (the “December Offering”) with certain of our promissory note holders, including certain of our directors and officers, converting outstanding amounts due under our 8% Unsecured Promissory Notes (the “Notes”) due in 2021 and 2022. We converted Notes totaling an aggregate of $3,847,018 in principal and interest and issued 3,154,115 units at a price of $1.22 per unit. Each unit consists of one share of the Company’s common stock and one warrant to purchase 0.75 of one share of the Company’s common stock at an exercise price of $1.44 per share. Each warrant can be exercised at any time on or after June 18, 2021 and on or prior to June 18, 2026. Jon Stern, one of our current directors who is not standing for re-election at this annual meeting, received 99,861 units for an aggregate price of $121,830, which represents the outstanding principal and interest on the Notes converted by Mr. Stern.

Indemnification Agreements

Our Third Amended and Restated Certificate of Incorporation, as amended, contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted under Delaware law. In addition, we have entered into an indemnification agreement with each of our directors and our executive officers.

Anti-Pledging and Anti-Hedging Policies

Our directors, executive officers, and certain consultants to the company may not pledge CohBar stock as collateral. We also prohibit all directors and executive officers from purchasing any instrument designed to offset a decrease in the value of CohBar stock owned by the person, regardless of how the person acquired his or her CohBar stock.

Board Role in Risk Oversight

While risk management is primarily the responsibility of our management team, our Board is responsible for overall supervision of risk management efforts as they relate to the key business risks we face. Management identifies, assesses and manages the risks most critical to our operations and routinely advises our Board regarding those matters. Areas of material risk may include operational, financial, legal and regulatory, human capital, information technology and cybersecurity, natural disasters and pandemics and strategic and reputational risks. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Governance and Nominating Committee monitors the effectiveness of our corporate governance policies, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Board’s role in risk oversight is consistent with our leadership structure, with senior management having responsibility for assessing and managing risk exposure, and our Board and its committees providing oversight as necessary in connection with those efforts.

Board Leadership Structure

Our Board of Directors has flexibility to determine whether the offices of the Chairperson of the Board and CEO should be separate. The Board of Directors, in consultation with our Governance and Nominating Committee, believes that it should have the flexibility to make this determination as circumstances require, and in a manner that it believes is best to provide appropriate leadership for the Company. Our Governance and Nominating Committee will periodically consider the Board’s leadership structure and make recommendations to change the structure as it deems appropriate. Currently, Mr. Greenwood serves as Chairman of the Board. The Board of Directors believes that this leadership structure, with Mr. Greenwood serving as the Chairman and Dr. Sarret serving as CEO, is appropriate at this time because it enables the Board, as a whole, to engage in oversight of management, promote communication and collaboration between management and the Board, and oversee governance matters, while allowing our CEO to focus on his primary responsibility, the operational leadership and strategic direction of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of April 19, 2021, the most recent practicable date for computing beneficial ownership, by:

•        each of our named executive officers;

•        each of our directors and director nominees;

•        each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock; and

•        all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Applicable percentage ownership is based on 61,788,325 shares of our common stock issued and outstanding as of April 19, 2021. The number of shares of common stock used to calculate the percentage ownership of each listed person includes the shares of common stock underlying options and warrants held by such persons that are currently exercisable or convertible or will be exercisable or convertible within 60 days of April 19, 2021. However, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Pinchas Cohen	5,449,703	8.82%
Nir Barzilai(2)	5,078,516	8.22%
Jon L. Stern(3)	2,343,771	3.69%
Jeffrey F. Biunno(4)	480,714	*
Albion Fitzgerald(5)	2,735,677	4.37%
Kenneth C. Cundy(6)	1,270,000	2.01%
Phyllis Gardner(7)	116,667	*
David Greenwood(8)	139,167	*
Steven Engle(9)	781,250	*
Misha Petkevich(10)	481,797	1.25%
John Amatruda(11)	277,968	*
Joseph J. Sarret	—	—
Directors and executive officers as a group (12 people)	19,155,230	31.0%

____________

(1)      The address for each director and executive officer is c/o CohBar, Inc., 1455 Adams Drive, Suite 2050, Menlo Park, CA 94025.

(2)      Shares beneficially owned includes 17,000 shares of common stock subject to currently exercisable warrants.

(3)      Shares beneficially owned includes (i) 626,161 shares of common stock subject to stock options exercisable within 60 days of April 19, 2021, (ii) 1,023,098 shares of common stock subject to currently exercisable warrants, and (iii) 20,500 shares of common stock held in an account of Mr. Stern’s daughter, who is financially dependent. Mr. Stern’s daughter has sole voting and investment power over the shares of common stock held in her account.

(4)      Shares beneficially owned includes (i) 451,356 shares of common stock subject to stock options exercisable within 60 days of April 19, 2021, (ii) 10,868 shares of common stock subject to currently exercisable warrants, and (iii) 1,000 shares of common stock held in an account of Mr. Biunno’s daughter. Mr. Biunno’s daughter has shared voting and investment power over the shares of common stock held in her account.

(5)      Shares beneficially owned includes (i) 247,814 shares of common stock subject to currently exercisable warrants, (ii) 550,000 shares of common stock subject to stock options exercisable within 60 days of April 19, 2021, (iii) 500,000 shares held by Mr. Fitzgerald’s spouse, and (iv) 500,000 shares held in a trust account over which Mr. Fitzgerald’s spouse has sole voting and dispositive authority.

(6)      Shares beneficially owned includes 1,260,000 shares of common stock subject to stock options exercisable within 60 days of April 19, 2021.

(7)      Shares beneficially owned includes 116,667 shares of common stock subject to stock options exercisable within 60 days of April 19, 2021.

(8)      Shares beneficially owned includes (i) 104,167 shares of common stock subject to stock options exercisable within 60 days of April 19, 2021 and (ii) 15,000 shares of common stock subject to currently exercisable warrants.

(9)      Shares beneficially owned includes 781,250 shares of common stock subject to stock options exercisable within 60 days of April 19, 2021.

(10)    Shares beneficially owned includes (i) 87,500 shares of common stock subject to stock options exercisable within 60 days of April 19, 2021, (ii) 153,688 shares of common stock subject to currently exercisable warrants and (iii) 240,609 shares held by V2M Life Sciences L.P. (“V2M”), of which Mr. Petkevich is a General Partner. Mr. Petkevich has sole voting and dispositive power over the shares held by V2M, and disclaims beneficial ownership over such securities except to the extent of his pecuniary interest therein.

(11)    Shares beneficially owned includes 125,000 shares of common stock subject to stock options exercisable within 60 days of April 19, 2021.

*        less than 1.0%

EXECUTIVE OFFICERS

The following table identifies our executive officers as of the date of this proxy statement, the positions they hold and the year in which they began serving as officers of CohBar. Our Board elects all of our executive officers, who hold office until their respective successors are elected and qualified.

Name	Age	Current Position(s) with CohBar	Officer Since
Joseph J. Sarret	53	Chief Executive Officer, Director	2021
Jeffrey F. Biunno	54	Chief Financial Officer, Secretary and Treasurer	2013
Kenneth C. Cundy	62	Chief Scientific Officer	2014

For information on Joseph Sarret’s background, see “Nominees” under “Election of Directors” above.

Jeffrey F. Biunno joined our Company in October 2013 as Chief Financial Officer and was appointed secretary and treasurer in September 2014. Prior to joining CohBar, Mr. Biunno served as chief financial officer, secretary and treasurer of ManageIQ, Inc., a provider of global cloud IT systems management solutions, from March 2012 until its acquisition by Red Hat, Inc. in December 2012. From February 2009 until March 2012 Mr. Biunno served as vice president and worldwide controller of Dialogic Inc., a provider of mobile telecommunications network software and hardware enterprise solutions then listed on Nasdaq. Mr. Biunno founded Scalable Financial Solutions, LLC, a financial consulting firm, and operated it from March 2008 to January 2009. From February 2005 to March 2008, Mr. Biunno worked at Geller & Company, a financial services consulting firm. From 1997 to 2004, Mr. Biunno served as vice president and corporate controller of Novadigm, Inc., an international provider of IT systems management solutions to Fortune 500 companies and government agencies. Mr. Biunno received a B.S. in accounting and an MBA in finance from Montclair State University. Mr. Biunno is a certified public accountant and a chartered global management accountant.

Kenneth C. Cundy joined our Company as Chief Scientific Officer in November 2014. From December 2012 to November, 2014, Dr. Cundy served as the chief scientific officer for XenoPort, Inc., a biopharmaceutical company focused on the development of product candidates for the potential treatment of neurological disorders. He served XenoPort, Inc. as senior vice president of preclinical and clinical sciences from 2011 to 2012, as its vice president of preclinical development from 2004 to 2011, and as its vice president of biopharmaceutics from 2000 to 2004. From 1992 to 2000, Dr. Cundy was senior director of biopharmaceutics at Gilead Sciences, Inc. Prior to Gilead Sciences, from 1988 to 1992 Dr. Cundy was principal research investigator at Sterling Drug, a pharmaceutical division of Eastman Kodak Company. He received a B.S. in pharmacy from the University of Manchester and was registered as a pharmacist in the UK. He received a Ph.D. in pharmaceutical sciences from the University of Kentucky and postdoctoral training in biochemistry at the University of California, Berkeley.

EXECUTIVE OFFICER COMPENSATION

We currently have four executive officers: our Chief Executive Officer, former Chief Executive Officer, Chief Financial Officer and Chief Scientific Officer. These executives comprise our “Named Executive Officers” (“NEOs”) for purposes of applicable SEC disclosure regulations. Our NEOs are as follows:

Name	Current Position(s) with CohBar
Joseph J. Sarret	Chief Executive Officer
Steven B. Engle	Former Chief Executive Officer, Former Director
Jeffrey F. Biunno	Chief Financial Officer, Secretary and Treasurer
Kenneth C. Cundy	Chief Scientific Officer

Employment Agreements

Steven B. Engle.    We entered into an Executive Employment Agreement with Mr. Engle, dated May 6, 2019, which set forth conditions of Mr. Engle’s at-will employment with our Company. Mr. Engle also executed the Company’s standard form of Proprietary Information and Inventions Assignment Agreement. Mr. Engle’s base salary for 2020 was $450,000, and he was eligible under the agreement for an annual bonus of up to fifty percent (50%) of his annual salary, payable at the discretion of the Board of Directors upon achievement of performance targets established by the Board of Directors from time to time. The Executive Employment Agreement entitled Mr. Engle to certain severance payments and other benefits if his employment was terminated by us without cause, or upon his resignation for good reason as defined in the Executive Employment Agreement. Mr. Engle’s employment ended on April 27, 2021. Upon the termination of Mr. Engle’s employment, in exchange for a release and waiver of claims, he received a severance payment equal to one-hundred percent (100%) of his base salary, and reimbursement for any COBRA coverage elected by Mr. Engle for himself and the members of his immediate family for a period of one year following the termination. Additionally, any options that would have vested during the twelve (12) month period immediately following his termination date vested and became exercisable immediately.

Jeffrey F. Biunno.    We entered into an Executive Employment Agreement with Mr. Biunno, dated November 27, 2013, which, as amended on July 11, 2016, sets forth certain conditions of Mr. Biunno’s at-will employment with the Company. Mr. Biunno also executed the Company’s standard form of Proprietary Information and Inventions Assignment Agreement. The Executive Employment Agreement entitles Mr. Biunno to a base salary of $200,000 annually, and eligibility for an annual bonus of up to $50,000 payable at the discretion of the Board of Directors upon achievement of performance targets established by the Board of Directors. In July 2018, Mr. Biunno’s base salary was increased to $275,000 per annum and in June 2019, Mr. Biunno’s target bonus was changed to twenty five percent (25%) of his base salary. In July 2020, Mr. Biunno’s base salary was increased to $291,500 per annum and Mr. Biunno’s target bonus was changed to thirty percent (30%) of his base salary, The Executive Employment Agreement entitles Mr. Biunno to certain severance payments and other benefits if his employment is terminated by us without cause, or upon his resignation for good reason as defined in the Executive Employment Agreement. Upon any such termination of Mr. Biunno’s employment, he would be entitled to a severance payment in an aggregate gross amount equal to fifty percent (50%) of his then current base salary, and reimbursement for any COBRA coverage elected by Mr. Biunno for himself and the members of his immediate family for a period of six months following such termination. Additionally, any options that would have vested during the twelve (12) month period immediately following his termination date would vest and become exercisable immediately.

Kenneth C. Cundy.    We entered into an Executive Employment Agreement with Dr. Cundy, dated November 17, 2014, which sets forth certain conditions of Dr. Cundy’s at-will employment with the Company as the Company’s Chief Scientific Officer. Dr. Cundy also executed the Company’s standard form of Proprietary Information and Inventions Assignment Agreement. The Executive Employment Agreement entitles Dr. Cundy to a base salary of $300,000 annually, and eligibility for an annual bonus of up to $75,000 payable at the discretion of the Board of Directors upon achievement of performance targets established by the Board of Directors. In July 2018, Mr. Cundy’s base salary was increased to $350,000 per annum. In July 2020, Mr. Cundy’s target bonus was changed to thirty percent (30%) of his base salary. The Executive Employment Agreement entitles Dr. Cundy to certain severance payments and other benefits if his employment is terminated by us without cause, or upon his resignation for good reason as defined in the Executive Employment Agreement. Upon any such termination of Dr. Cundy’s employment, he would be entitled to a severance payment equal to fifty percent (50%) of his then current base salary, and reimbursement for any COBRA coverage elected by Dr. Cundy for himself and the members of his immediate family for a period of six months following such termination. Additionally, any options that would have vested during the twelve (12) month period immediately following his termination date would vest and become exercisable immediately. Pursuant to the Stock Option Agreement applicable to Dr. Cundy’s award and our 2011 Equity Incentive Plan, if, upon or at any time following a following a change in control of the Company, Dr. Cundy’s employment is terminated without cause or he resigns for “good reason,” then vesting of all of the options subject to the option award would be accelerated.

Joseph J. Sarret.    We entered into an Executive Employment Agreement with Dr. Sarret, effective May 3, 2021, which sets forth conditions of Dr. Sarret’s at-will employment with our Company. Dr. Sarret also executed the Company’s standard form of Proprietary Information and Inventions Assignment Agreement. Dr. Sarret’s current base salary is $450,000 annually, and he is eligible under the agreement for an annual bonus of up to fifty percent (50%) of his annual salary, payable at the discretion of the Board of Directors upon achievement of performance targets established by the Board of Directors from time to time. The Executive Employment Agreement entitles Dr. Sarret to certain severance payments and other benefits if his employment is terminated by us without cause, or upon his resignation for good reason, as defined in the Executive Employment Agreement. Upon any such termination of Dr. Sarret’s employment, he would be entitled to receive a severance payment equal to one-hundred percent (100%) of his base salary, a prorated amount of his target bonus for the then-current fiscal year, and reimbursement for any COBRA coverage elected by Dr. Sarret for himself and the members of his immediate family through the earlier of (i) one year following the termination and (ii) the date Dr. Sarret and the members of his immediate family become eligible for coverage under another employer’s plans. If Dr. Sarret’s termination without “cause” or resignation with “good reason” occurs within 12 months following a change in control of the Company, then he would be entitled to receive a severance payment equal to 100% of his then current base salary plus 100% of his target bonus for the then-current fiscal year, reimbursement for any COBRA coverage elected by Dr. Sarret for himself and his covered dependents through the earlier of (i) 12 months following such termination and (ii) the date Dr. Sarret and his covered dependents become eligible for coverage under another employer’s plans, and 100% vesting acceleration of then-unvested and outstanding equity awards, provided that the vesting acceleration of any then-unvested and outstanding performance-based equity awards will be as set forth in the applicable award agreement.

Perquisites and Other Benefits

Historically, we have not provided significant perquisites or other personal benefits to our executive officers. Our executive officers are eligible to participate in our medical, dental, vision, 401(k), life, and disability plans and programs on substantially the same terms as eligible non-executive employees, subject to legal limits on the amounts that may be contributed or paid to executive officers under these plans. We do not have a pension plan that provides for payments to any of our executives at, following, or in connection with retirement and do not plan to establish one in the near future. In 2020, the Company made safe harbor contributions to our executive officers’ 401(k) accounts. We may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation or retention purposes. We do not expect that these perquisites or other personal benefits will be a significant aspect of our executive compensation program. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

Post-Employment Obligations

Other than those provisions contained in the executive employment agreements with Messrs. Engle and Biunno and Drs. Sarret and Cundy, we do not have any severance or change in control agreements with any of our executive officers. The severance provisions for Mr. Biunno and Dr. Cundy provide that each is entitled to a severance payment equal to fifty percent (50%) of his then current annual base salary in certain events of termination. Mr. Biunno and Dr. Cundy are each entitled to vesting acceleration of any options that would have become exercisable during the 12 months following such termination and reimbursement for any COBRA coverage elected for themselves and the members of their immediate families for a period of six months following the applicable date of termination. Upon his termination, Mr. Engle received one-hundred percent (100%) of his then current base salary, reimbursement for any COBRA coverage elected by Mr. Engle for himself and the members of his immediate family for a period of one year following such termination, and all options granted under the agreement vested and became exercisable immediately. Upon a termination by us without cause or upon his resignation for “good reason,” Dr. Sarret would be entitled to receive one-hundred percent (100%) of his then current base salary, a prorated amount of his target bonus for the then-current fiscal year, and reimbursement for any COBRA coverage elected by Dr. Sarret for himself and the members of his immediate family through the earlier of (i) one year following such termination and (ii) the date Dr. Sarret and the members of his immediate family become eligible for coverage under another employer’s plans. If Dr. Sarret’s termination without “cause” or resignation with “good reason” occurs within 12 months following a change in control of the Company, then he would be entitled to receive a severance payment equal to 100% of his then current base salary plus 100% of his target bonus for the then-current fiscal year, reimbursement for any COBRA coverage elected by Dr. Sarret for himself and his covered dependents through the earlier of (i) 12 months following such termination and (ii) the date Dr. Sarret and his covered dependents become eligible for coverage under another employer’s plans, and 100% vesting acceleration of then-unvested and outstanding equity awards, provided that the vesting acceleration of any then-unvested and outstanding performance-based equity awards will be as set forth in the applicable award agreement.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation earned by, awarded to or paid to our NEOs in the years ended December 31, 2020 and 2019:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards(4) ($)	All Other Compensation ($)	Total ($)
Joseph J. Sarret(1)	2020	—	—	—	—	—
Chief Executive Officer	2019	—	—	—	—	—

Steven B. Engle(2)(3)	2020	450,000	180,000	—	8,550	638,550
Former Chief Executive Officer	2019	264,808	140,625	2,145,000	1,038	2,551,471

Jeffrey F. Biunno(3)	2020	291,500	87,450	—	8,550	387,500
Chief Financial Officer	2019	275,000	83,000	—	8,400	366,400

Kenneth C. Cundy(3)	2020	350,000	105,000	—	8,550	463,550
Chief Scientific Officer	2019	350,000	105,500	—	8,400	463,900

____________

(1)      Dr. Sarret was appointed as our CEO effective May 3, 2021.

(2)      Mr. Engle was appointed as our CEO on May 15, 2019. On May 16, 2019, Mr. Engle received options to purchase up to an aggregate of 1,930,000 shares of the Company’s common stock. 1,500,000 stock options are based on a service component and 430,000 are based on performance conditions over the subsequent two years. Mr. Engle’s employment ended on April 27, 2021.

(3)     Other Compensation in 2020 includes safe harbor contributions to each of Messrs. Engle and Biunno and Dr. Cundy’s 401(k) retirement accounts in the amount of $8,550, respectively. Other Compensation in 2019 includes safe harbor contributions to each of Mr. Biunno and Dr. Cundy’s 401(k) retirement accounts in the amount of $8,400, respectively, and to Mr. Engle’s 401(k) retirement account in the amount of $1,038.

(4)      Option Awards in 2019 reflect the aggregate grant date fair value of the applicable stock option, calculated in accordance with Accounting Standards Codification Topic 718 as described in Note 3, Share-Based Payment, to our Form 10-K filed with the SEC on March 30, 2021.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information regarding outstanding stock options held by our NEOs as of December 31, 2020.

			Option Awards
Name	Grant Date(1)		Number of Securities Underlying Unexercised Options			Option Exercise Price ($)	Option Expiration Date
			Exercisable (#)	Unexercisable (#)	Unearned (#)(4)
Joseph J. Sarret	—		—	—	—	—	—
Steven B. Engle	5/15/2019	(2)	781,250	718,750	430,000	2.10	5/15/2029
Jeffrey F. Biunno	4/09/2014		314,377	—	—	0.26	4/09/2024
	1/29/2017		25,000	—	—	2.40	1/29/2027
	3/25/2018	(3)	98,958	26,042	—	5.30	3/25/2028
Kenneth C. Cundy	11/20/2014		770,000	—	—	0.73	11/20/2024
	1/29/2017		500,000	—	—	2.40	1/29/2027

____________

(1)      All of the options identified are subject to the provisions of the 2011 Equity Incentive Plan and the applicable option award agreement, and have a maximum term of ten years.

(2)      The unexercisable shares vest based on continuous service in equal installments through May 15, 2023. The unearned total relates to 430,000 shares that vest upon the achievement of certain performance conditions.

(3)      Options vest in 48 equal monthly installments beginning October 31, 2017.

(4)      Represents performance-based option grant.

DIRECTOR COMPENSATION

Our compensation arrangements with our directors have historically been determined on a case-by-case basis after consideration of a variety of factors, including but not limited to such director’s existing relationship with the Company, experience, and anticipated and historical contributions to the Company’s governance needs. During 2020, all non-employee directors received annual cash retainers of $60,000, except for Mr. Fitzgerald, who received an annual cash retainer of $180,000. In addition, each member of the Audit, Compensation and Governance and Nominating Committees received an annual cash retainer in the amounts of $5,000, $3,000 and $1,500, respectively.

In 2020, our directors did not receive any equity grants for Board service. If any new directors are appointed to the Board, they typically receive a stock option award to purchase up on 200,000 shares of common stock, which vests monthly over a four year period.

All directors are entitled to reimbursement of ordinary expenses incurred in connection with attendance at meetings of our Board.

2020 Director Compensation

The following table sets forth information for the year ended December 31, 2020 regarding the compensation awarded to, earned by or paid to our non-employee directors. Mr. Engle is not included in the table below, as he was an employee and received no compensation for his service as a director. The compensation received by Mr. Engle as an employee is shown in the “Executive Compensation — Summary Compensation Table” above.

Name	Total Fees Earned or Paid in Cash ($)
Nir Barzilai	61,500
Pinchas Cohen	63,000
Albion J. Fitzgerald	201,500
John Amatruda(1)	27,500
Philippe Calais(1)	30,000
Phyllis Gardner	61,500
David Greenwood	78,000
Misha Petkevich	65,000
Jon Stern(2)	35,000

____________

(1)      Served on the Board until the end of his term in June 2020. Amount reflects fees earned through date of retirement. Dr. Amatruda is being nominated for re-election at this annual meeting.

(2)      Represents payment for service on the Board after his retirement as Chief Operations Officer in May 2020. Mr. Stern is not standing for re-election at this annual meeting.

Outstanding Equity Awards at Fiscal Year-end

The following tables set forth certain information regarding outstanding stock options held by our directors (excluding our NEOs) as of December 31, 2020.

Name	Outstanding	Vested
Albion J. Fitzgerald	550,000	550,000
David Greenwood	200,000	83,333
Phyllis Gardner	200,000	91,667
Misha Petkevich	200,000	58,333
Jon L. Stern	626,161	626,161
Philippe Calais	220,000	220,000
John Amatruda	125,000	125,000

____________

(1)      All of the options identified are subject to the provisions of the 2011 Equity Incentive Plan and the applicable option award agreement, and have a maximum term of ten years.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS*

In connection with the consolidated financial statements for the fiscal year ended December 31, 2020, the Audit Committee has:

•        reviewed and discussed the audited consolidated financial statements with management;

•        discussed with Marcum LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communication with Audit Committees”; and

•        received the written disclosures and letter from Marcum LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with Marcum LLP its independence from us.

Based on the Audit Committee’s review of the audited consolidated financial statements and its discussions with management and Marcum LLP, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the 2020 fiscal year be included in our Annual Report on Form 10-K filed with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Respectfully Submitted,
David Greenwood
Albion J. Fitzgerald
Misha Petkevich

____________

*        The information contained in the Report of the Audit Committee shall not be deemed “soliciting material” or be incorporated by reference by any general statement incorporating this proxy statement into any filings under either the Securities Act of 1933, as amended, or the Exchange Act (together the “Acts”), except to the extent CohBar specifically incorporates such report by reference, and further, such Report shall not otherwise be deemed filed under the Acts.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF REGISTERED INDEPENDENT PUBLIC
ACCOUNTING FIRM FOR 2021

The Audit Committee has appointed Marcum LLP as our registered independent public accounting firm to audit our consolidated financial statements for the year ended December 31, 2021. Although we are not required to seek stockholder approval of this appointment, the Board has determined it to be sound corporate governance to do so. If the appointment is not ratified by stockholders, the Audit Committee will investigate the possible basis for the negative vote and will reconsider the appointment in light of the results of its investigation.

We have employed Marcum LLP as our registered independent public accounting firm since 2014. A representative of Marcum LLP is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement on behalf of Marcum LLP if the representative so desires, and the representative will be available to respond to appropriate stockholder questions.

We understand the need for Marcum LLP to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of Marcum LLP, the Audit Committee has restricted the non-audit services that Marcum LLP may provide. It is the policy of the Audit Committee to pre-approve all audit and permissible non-audit services provided by our independent auditors.

Under these policies, with Audit Committee pre-approval, we may use Marcum LLP for the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; employee benefit plan audits; and reviews and procedures that we engage Marcum LLP to undertake to provide assurances on matters not required by laws or regulations.

The aggregate fees and expenses billed, or expected to be billed, for professional services rendered by Marcum LLP for the years ended December 31, 2020 and 2019 were as follows:

Type	2020	2019
Audit Fees(1)	$105,985	$105,150
Audit-Related Fees(2)	67,356	—
Tax Fees(3)	33,800	11,050
Total Fees	$209,161	$116,200

____________

(1)      Audit Fees consist of fees billed and expected to be billed for services rendered for the audits of our financial statements for the fiscal years ended December 31, 2020 and 2019 and reviews of interim financial statements.

(2)      Audit-Related Fees include fees billed for services related to registration statements and filings with the SEC in 2020.

(3)      Tax Fees consist of fees billed for professional services related to preparation of our U.S. federal and state income tax returns, tax advice and use tax compliance services.

Tax services in 2020 and 2019 were pre-approved by the Audit Committee of our Board of Directors. All future permitted audit, audit-related, tax and other services that the independent auditors may perform are expected to be pre-approved in accordance with pre-approval policies and procedures adopted by our Audit Committee pursuant to that committee’s charter, as amended or modified from time to time.

The Audit Committee believes that the foregoing expenditures are compatible with maintaining the independence of our independent registered public accounting firm.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF MARCUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3:

NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, we are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation of our NEOs. This non-binding advisory vote is commonly referred to as a “say on pay” vote. The non-binding advisory vote on the compensation of our NEOs, as disclosed in this proxy statement, will be approved if it receives “For” votes from a majority of votes cast by holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter.

Stockholders are urged to read the “Executive Officer Compensation” section of this proxy statement, which contains tabular information and narrative discussion about the compensation of our NEOs. Our Compensation Committee and our Board of Directors believe that our compensation policies and practices help to implement our compensation philosophy and achieve our goals. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as disclosed in the proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion and the other related disclosures.”

As an advisory vote, this proposal is not binding. However, our Board of Directors and Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our NEOs.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4:

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, we are requesting our stockholders vote, on a non-binding basis, on how frequently they would like to cast a non-binding, advisory vote on the compensation of our NEOs. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on NEO compensation once a year, once every two years, or once every three years.

The Board believes that conducting an advisory ‘‘say on pay’’ vote every three years is the most appropriate for the Company. We believe that annual and biannual advisory votes on executive compensation do not provide enough time for a full evaluation of our executive incentive programs before they come up for another advisory vote. We believe that by providing an advisory vote on executive compensation program on a triennial basis, our Board and Compensation Committee will have sufficient time to thoughtfully respond to our stockholders’ sentiments and effectively implement any necessary changes in our compensation program. We understand that our stockholders may have different views as to what is the best approach, and we look forward to hearing from our stockholders on this proposal.

This vote is advisory and non-binding in nature, but the Board has decided to adopt the frequency that receives the greatest level of support from our stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, ON THE FREQUENCY OF THE “SAY ON PAY” VOTE TO BE “EVERY THREE YEARS”.

OTHER MATTERS

As of the date of this proxy statement, the Board is not aware of any other matters that may come before the Annual Meeting. The persons named in the enclosed proxy card intend to vote the proxy in accordance with their best judgment if any other matters properly come before the Annual Meeting.

We will provide, without charge, on the written request of any beneficial owner of shares of our common stock entitled to vote at the Annual Meeting, a copy of our Annual Report on Form 10-K as filed with the SEC for our fiscal year ended December 31, 2020. Written requests should be mailed to CohBar, Inc., 1455 Adams Drive, Suite 2050, Menlo Park, CA 94025, Attn: Company Secretary.

Please return the enclosed proxy card as soon as possible. Unless a quorum consisting of at least one-third of the outstanding shares entitled to vote is represented at the Annual Meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy card exactly as your name appears on your stock certificate and return it to be received by June 16, 2021 in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

By Order of the Board of Directors

Jeffrey F. Biunno Secretary

COHBAR, INC. 1455 ADAMS DRIVE SUITE 2050 MENLO PARK, CA 94025 VOTE BY INTERNET - www.proxyvote.com Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 15, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CWBR2021 You may attend the Meeting via the Internet and also vote during the Meeting. Please have the information that is printed in the box marked by the arrow readily available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 15, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees

01) David Greenwood 02) Dr. John Amatruda 03) Dr. Nir Barzilai 04) Dr. Pinchas Cohen 05) Albion J. Fitzgerald 06) Dr. Phyllis Gardner 07) Misha Petkevich 08) Dr. Joseph Sarret The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. To ratify the Audit Committee’s appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021. 3. To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the proxy statement. The Board of Directors recommends you vote 3 YEARS on the following proposal: 1 year 2 years 3 years Abstain 4. To approve, on a non-binding advisory basis, the frequency with which stockholders will make an advisory vote, whether once a year, once every two years, or once every three years, regarding the compensation paid to our named executive officers as disclosed in the proxy statement. NOTE: To consider and act upon any other matter which may properly come before the annual meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000513915_1 R1.0.0.177

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Shareholder Letter and Form 10-K are available at www.proxyvote.com COHBAR, INC. Annual Meeting of Shareholders June 16, 2021 10:30 AM PDT This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) David Greenwood and Jeff Biunno, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of COHBAR, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:30 AM, PDT on June 16, 2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side 0000513915_2 R1.0.0.177